Exhibit 99.1

Planet Green Holdings Corp. Notified of Compliance with NYSE American Listing Requirements

SHANGHAI, April 29, 2019 /PRNewswire/ -- Planet Green Holdings Corp. (NYSE American: PLAG), focused in the business of growing spice plants and fruit trees announced on Friday, April 26, 2019, the NYSE American notified Planet Green that the company had regained compliance with the NYSE American listing requirements because the company has resolved the continued listing deficiency with respect to Section 1003(a)(i) and Section 1003(a)(ii) of the NYSE American Company Guide.

For more information, please contact:
Mr. Mingze Yin
Director of Investor Relations
Phone:+86-21-3258 3578
Email: Mingze.yin@planetgreenholdings.com